EXHIBIT 10.2

FREESCALE SEMICONDUCTOR, INC.

Time-Based Restricted Stock Unit Award Document

Recipient:	Number of Units:

Commerce ID#:	Date of Grant:

Freescale Semiconductor, Inc. (the “Company” or “Freescale”) is pleased to grant you Freescale restricted stock units (the “Units”) under the Freescale Semiconductor, Inc. Omnibus Incentive Plan of 2005 (the “Plan”). This Restricted Stock Unit Award Document (“Award Document”) sets forth the terms and conditions of this award. The Company hereby awards the Units to you on the following terms and conditions:

1.	Award of Restricted Stock Units. The Company grants you a total of ( ) Units subject to the terms and conditions set forth below.

2.	Restrictions. The Units (including any additional Units granted to or earned by you with respect to Units that are still subject to the Restrictions) are subject to the following transfer and forfeiture conditions (the “Restrictions”), which will lapse, if at all, as described in Section 3 below:

(A)	You may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, sell, assign, pledge, encumber, charge or otherwise transfer any of the Units for which the Restrictions have not lapsed. The Units will automatically be forfeited without consideration if you violate or attempt to violate these transfer restrictions.

(B)	Any Units for which the Restrictions have not lapsed will be automatically forfeited without consideration upon the termination of your employment with Freescale or a Subsidiary for any reason, except as otherwise provided in this Award Document. For the purposes of this Award Document, “Subsidiary” means any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by Freescale.

(C)	If you engage, directly or indirectly, in any activity which competes with any activity of Freescale or any Subsidiary, or in any action or conduct which is in any manner adverse or in any way contrary to the interests of Freescale or any Subsidiary, all of your Units will be automatically forfeited without consideration. This determination will be made by the Compensation and Leadership Committee of the Company’s Board of Directors (the “Compensation Committee”).

Time-Based RSU Award Document - 2006

3.	Lapse of Restrictions. The Restrictions with respect to the Units will lapse in accordance with the following schedule as long as the Units have not been forfeited pursuant to Section 2 of this Award Document and you have remained continuously employed by the Company or any Subsidiary from the Date of Grant to each applicable Vesting Date or Vesting Event (both as defined below), as provided in this Section 3. The period during which Restrictions are applicable is known as the “Restricted Period.”

(A)	On each anniversary of the Date of Grant (each, a “Vesting Date”), 25 % of the Units will vest and the Restrictions will lapse with respect to such vested Units.

(B)	Notwithstanding Section 3(A), the Restrictions may lapse prior to the Vesting Dates in accordance with Sections 4 and 5 with respect to all or part of the Units upon your Total and Permanent Disability, Retirement or death or upon a Change in Control under certain circumstances as provided below (each, a “Vesting Event”).

4.	Disability, Death and Retirement.

(A)	Notwithstanding anything to the contrary contained in this Award Document, upon termination of your employment by reason of your Total and Permanent Disability or death, the Restrictions with respect to all the then-outstanding Units will lapse.

(B)	Notwithstanding anything to the contrary contained in this Award Document, with respect to Units that were granted at least one year prior to your Retirement that are still subject to the Restrictions, upon your Retirement, the Restrictions with respect to such Units will lapse. Any remaining Units for which the Restrictions have not lapsed pursuant to this Section 4(B) will be forfeited.

(C)	For the purposes of this Award Document, “Total and Permanent Disability” means:

(1)	if you are a U.S. employee, you have become entitled to long-term disability benefits under the Freescale Disability Income Plan and any successor plan or you are determined to have a permanent total disability under a state workers compensation statute; and

(2)	if you are a non-U.S. employee, you have a total and permanent disability as established by applicable Freescale policy or as required by local law or regulation.

(D)	For the purposes of this Award Document, “Retirement” means retirement from Freescale or a Subsidiary under one of the following circumstances (for these purposes, service includes only uninterrupted service with Freescale or its predecessor or a Subsidiary):

(1)	retiring at or after age 55 with 20 years of service;

(2)	retiring at or after age 60 with 10 years of service; and

(3)	retiring at or after age 65, without regard to years of service.

Time-Based RSU Agreement - 2006

5.	Change in Control.

(A)	If a Change in Control (as defined in the Plan) occurs at any time during the Restricted Period, the Restrictions with respect to all of the remaining Units (or any replacement equity instrument provided by the successor entity) that have not been delivered to you will immediately lapse if any of the following events occur:

(1)	Freescale or the successor entity does not (a) assume and continue in full the terms of this Award Document, or (b) replace the Units with an equity instrument that (i) is convertible into freely tradable public securities, and (ii) contains economic terms and other terms and conditions that are substantially equivalent to this Award Document.

(2)	Freescale or the successor entity terminates your employment without Cause (as defined below) at any time prior to the second anniversary of the Change in Control; or

(3)	you voluntarily terminate your employment with Freescale or the successor entity for Good Reason (as defined below) at any time prior to the second anniversary of the Change in Control.

(B)	For the purposes of this Award Document, “Good Reason” means the occurrence of one or more of the following events without your written consent:

(1)	you are assigned duties materially inconsistent with your position, duties, responsibilities and status with the Company as they exist during the 90-day period immediately preceding a Change in Control, or your position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control (whether or not occurring solely as a result of the Company ceasing to be a publicly traded entity);

(2)	the Company reduces your annual base salary or target incentive opportunity under the Company’s annual incentive plan, or reduces your target incentive opportunity under any cash-based long-term incentive plan maintained by the Company, each such target incentive opportunity as in effect during the 90-day period immediately prior to the Change in Control, or as the same may be increased from time to time, unless such target incentive opportunity is replaced by a substantially equivalent substitute opportunity; or

(3)	the Company requires you regularly to perform your duties of employment beyond a fifty (50) mile radius from the location of your employment immediately prior to the Change in Control.

(C)	For the purposes of this Award Document, “Cause” means (1) your conviction of any criminal violation involving dishonesty, fraud or breach of trust, (2) your willful engagement in gross misconduct in the performance of your duties that materially injures the Company, or (3) your material violation of the Freescale Code of Business Conduct and Ethics or your material violation of Freescale’s standard operating procedures.

Time-Based RSU Agreement - 2006

(D)	In the event of a Change in Control, the terms “Company” and “Freescale” will include Freescale and any successor entity or assignee to the business or assets of Freescale.

6.	Leave of Absence.

(A)	If, during the Restricted Period, you take a Leave of Absence from Freescale or a Subsidiary, the Units will continue to be subject to this Award Document. If the Restricted Period expires while you are on a Leave of Absence, you will be entitled to the applicable number of Units even if you have not returned to active employment.

(B)	For the purposes of this Award Document, “Leave of Absence” means a leave of absence from Freescale or a Subsidiary that is not a termination of employment, as determined by Freescale in accordance with the Company’s policies and procedures.

7.	Adjustments. If the number of outstanding shares of Freescale Class A Common Stock (“Common Stock”) is changed as a result of stock dividend, stock split or the like without additional consideration to the Company, the number of Units subject to this Award Document will be adjusted to correspond to the change in the outstanding shares of Common Stock.

8.	Delivery of Certificates or Equivalent. Upon the lapse of Restrictions applicable to the Units in the event of a Vesting Date or Vesting Event, the Company will:

(A)	at its election, either deliver to you (or your executor or administrator) a certificate representing a number of shares of Common Stock equal to the number of Units upon which such Restrictions have lapsed, or establish a brokerage account for you (or your executor or administrator) and credit to that account the number of shares of Common Stock of the Company equal to the number of Units upon which such Restrictions have lapsed, and

(B)	in either case, make a cash payment to you (or your executor or administrator) equal to the value of any fractional Unit then credited to your account; provided, however, that in no event will the Company’s payment of the shares of Common Stock or any cash payment to you pursuant to 8(A) or 8(B) occur after two and a half months from the end of the Company’s fiscal year in which the applicable Vesting Date or Vesting Event occurs.

9.	Withholding Taxes.

(A)	The Company is entitled to withhold an amount equal to Freescale’s required minimum statutory withholdings taxes for the respective tax jurisdiction attributable to any share of Common Stock or property deliverable in connection with the Units. Unless you request otherwise in writing and that request is approved in accordance with the Company’s policies, the Company will satisfy the withholding obligation by retaining shares of Common Stock deliverable in connection with the Units having a Fair Market Value on the date the Restrictions applicable to the Units lapse equal to the minimum amount required to be withheld.

(B)	For the purposes of this Award Document, “Fair Market Value” means the closing price for a share of Common Stock on the last trading day before the date the Restrictions applicable to the Units lapse as reported for the New York Stock Exchange – Composite Transactions in the Wall Street Journal.

Time-Based RSU Agreement - 2006

10.	Voting and Other Rights.

(A)	You have no rights as a stockholder of the Company in respect of the Units, including the right to vote and to receive dividends and other distributions, until delivery of certificates representing, or other crediting to you of, shares of Common Stock in satisfaction of the Units.

(B)	The grant of Units does not confer upon you any right to continue in the employ of the Company or a Subsidiary or to interfere with the right of the Company or a Subsidiary, to terminate your employment at any time.

(C)	The Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by Freescale or a Subsidiary, in its sole discretion, at any time in accordance with the terms of the Plan. The grant of awards under the Plan is a one-time benefit and does not create any contractual or other right to receive an award in the future. Future grants, if any, will be at the sole discretion of Freescale, including, but not limited to, the timing of any grant, the amount of the award and vesting provisions.

11.	Funding. No assets or shares of Common Stock will be segregated or earmarked by the Company in respect of any Units awarded hereunder. The grant of Units hereunder does not constitute a trust and is solely for the purpose of recording an unsecured contractual obligation of the Company.

12.	Compliance with Section 409A of the Internal Revenue Code. To the extent applicable, it is intended that this Award Document and the Plan comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). This Award Document and the Plan will be administered in a manner consistent with this intent, and any provision that would cause the Award Document or the Plan to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without your consent). In particular, to the extent Section 409A of the Code is applicable, your right to the Units becomes non-forfeitable pursuant to Sections 4 or 5 and the event causing your right to become non-forfeitable is an event that does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then notwithstanding anything to the contrary in Section 8 above, delivery under Section 8 will not be made until the earliest of (A) your “separation from service” with the Company (determined in accordance with Section 409A); provided, however, that in the case where you are a “specified employee” (within the meaning of Section 409A), the date of delivery will be made on the date which is six months after the date of separation from service with the Company; (B) the date payment would otherwise occur under this Award Document (to the extent it constitutes a permitted distribution event) or (C) your death. References to Section 409A of the Code will also include any proposed, temporary or final regulations or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

13.	Notices. Any written notice under this Award Document will be deemed given on the date that is two business days after it is sent by registered or certified mail, postage prepaid, addressed either to you at your address set forth below or to the Company Attention: Freescale Global Rewards, 6501 William Cannon Drive West, Austin, TX 78735; 512-895-2000. Any notice may be sent using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail) but no such notice will be deemed to have been duly given unless and until it is actually received by the intended recipient. You and the Company may change the address to which notices are to be delivered by giving the other party notice in the manner set forth herein.

Time-Based RSU Agreement - 2006

14.	Governing Law. All questions concerning the construction, validity and interpretation of this Award Document will be governed by and construed according to the internal law and not the law of conflicts of the State of Delaware.

15.	Jurisdiction and Venue. The Company and you irrevocably agree to submit to the jurisdiction and venue of the courts of the State of Texas, in any action or proceeding brought with respect to or in connection with this award of Units.

16.	Waiver. The failure of the Company to enforce at any time any provision of this Award Document will in no way be construed to be a waiver of such provision or any other provision hereof.

17.	Actions by the Compensation Committee. The Compensation Committee may delegate its authority to administer this Award Document. The actions and determinations of the Compensation Committee or delegate will be binding upon the parties.

18.	Plan Documents. The Plan and the Prospectus for the Freescale Semiconductor, Inc. Omnibus Incentive Plan of 2005 are available at http://compass.freescale.net/go/2005.fsl.omnibus.plans or from Freescale Global Rewards, 6501 William Cannon Drive West, Austin, TX 78735.

19.	Consent to Transfer Personal Data. By accepting this award of Units, you voluntarily acknowledge and consent to the collection, use, processing and transfer of personal data as described in this paragraph. You are not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect your ability to participate in the Plan. Freescale and its Subsidiaries hold certain personal information about you, that may include your name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock held in Freescale, or details of any entitlement to shares of stock awarded, canceled, purchased, vested, or unvested, for the purpose of implementing, managing and administering the Plan (“Data”). Freescale and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and Freescale and/or any of its Subsidiaries may each further transfer Data to any third parties assisting Freescale in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on your behalf by a broker or other third party with whom you may elect to deposit any shares of stock acquired pursuant to the Plan. You may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting Freescale; however, withdrawing consent may affect your ability to participate in the Plan.

20.	Interpretation. The contents of this Award Document are subject in all respects to the terms and conditions of the Plan. The interpretation and construction by the Board of Directors and/or the Compensation Committee of any provision of the Plan or this Award Document will be final and conclusive upon you, your estate, executor, administrator, beneficiaries, personal representative and guardian and the Company and its successors. Unless otherwise indicated, the capitalized terms used in this Award Document will have the same meanings as set forth in the Plan.

Time-Based RSU Agreement - 2006

21.	Successors and Assigns.

(A)	This Award Document shall bind any successor of the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Award Document if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Award Document, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under this Award Document, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term “Company,” as used in this Award Document, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Award Document.

(B)	This Award Document, and the terms and conditions of the Plan, will bind, and inure to the benefit of you, your estate, executor, administrator, beneficiaries, personal representative and guardian and the Company and its successors and assigns. The Units subject to this grant are personal to you and may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by you until they become earned and no longer subject to Restrictions as provided in this Award Document; provided, however, that your rights with respect to such Units may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 21 will be void, and the other party to any such purported transaction will not obtain any rights to or interest in such Units.

22.	Amendment. Any amendment to the Plan will be deemed to be an amendment to this Award Document to the extent that the amendment is applicable hereto. The terms and conditions of this Award Document may not be modified, amended or waived, except by an instrument in writing signed by a duly authorized executive officer at the Company. Notwithstanding the foregoing, no amendment will adversely affect your rights under this Award Document without your consent.

23.	Acceptance of Terms and Conditions. By accepting the Units, you agree to be bound by these terms and conditions, the Plan and any and all rules and regulations established by Freescale in connection with awards issued under the Plan. As a condition to receiving the Units granted hereunder, you may be asked to sign such other documents and agreements as the Compensation Committee may deem necessary or appropriate.

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Time-Based RSU Agreement - 2006